                                                                    Exhibit 11.2
                             THERATX, INCORPORATED
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                    (In thousands, except per share data)

                                                                                                                   THREE MONTHS
                                                                                                                      ENDED
                                                                                                                    MARCH 31,
                                                                                                                       1995
                                                                                                                   ------------
                 PRIMARY
                   Weighted average common stock outstanding during the period . . . . . . . . . . . . . . . . .        18,986
                   Shares issued to SMS stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,097
                   Dilutive effect of common stock equivalents . . . . . . . . . . . . . . . . . . . . . . . . .           612
                                                                                                                   -----------
                     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,695
                                                                                                                   ===========
                   Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     2,988
                                                                                                                   ===========

                   Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      0.14
                                                                                                                   ===========

                 FULLY DILUTED
                   Weighted average common stock outstanding during the period . . . . . . . . . . . . . . . . .        18,986
                   Shares issued to SMS stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,097
                   Dilutive effect of common stock equivalents . . . . . . . . . . . . . . . . . . . . . . . . .           612
                                                                                                                   -----------
                     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,695
                                                                                                                   ===========
                   Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     2,988
                                                                                                                   ===========

                   Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      0.14
                                                                                                                   ===========